                                EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Marion Merrell Dow Inc. of our report dated February 8, 1995 (March 10, 1995 as to the first paragraph of Note 15) (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in methods of accounting for certain investments in debt and equity securities in 1993 and for postretirement benefits other than pensions and for income taxes in 1992), which is included in the Annual Report on Form 10-K of Marion Merrell Dow Inc. for the year ended December 31, 1994:

     No. 2-80475 on Form S-8 (Nonqualified Employee Stock Option Plan)

     No. 33-35133 on Form S-8 (Nonqualified Employee Stock Option
     Plan)

     No. 33-13706 on Form S-8 (1985 Associate Stock Option Plan)

     No. 33-35134 on Form S-8 (1985 Associate Stock Option Plan)

     No. 33-37329 and 33-37329-01 on Form S-3 (Associate Stock
     Ownership Plan Trust)

     No. 33-38221 on Form S-8 (Savings Plan)

     No. 33-47983 on Form S-8 (1992 Incentive Compensation Plan)



DELOITTE & TOUCHE LLP



/s/ Deloitte & Touche LLP
- -------------------------
Kansas City, Missouri
March 27, 1995